UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

LIPOSCIENCE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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LIPOSCIENCE, INC.

2500 Sumner Boulevard

Raleigh, NC 27616

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On June 12, 2013

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of LipoScience, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, June 12, 2013 at 10:00 a.m. local time at the Company’s headquarters at 2500 Sumner Boulevard, Raleigh, North Carolina for the following purposes:

1.	To elect the Board’s two (2) nominees for director to hold office until the 2016 Annual Meeting of Shareholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 22, 2013. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Annual Meeting

to Be Held on Wednesday, June 12, 2013 at 10:00 a.m. local time at 2500 Sumner Boulevard,

Raleigh, North Carolina.

The proxy statement and annual report to shareholders are available at www.envisionreports.com/lpdx for shareholders of record and www.edocumentview.com/lpdx for beneficial owners.

By Order of the Board of Directors

Ashok David Marin

General Counsel and Secretary

Raleigh, North Carolina

April 29, 2013

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or on the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

LIPOSCIENCE, INC.

2500 Sumner Boulevard

Raleigh, NC 27616

PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS

June 12, 2013

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of LipoScience, Inc. (sometimes referred to as “we,” “us,” the “Company” or “LipoScience”) is soliciting your proxy to vote at the 2013 Annual Meeting of Shareholders including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about May 6, 2013 to all shareholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The meeting will be held on Wednesday, June 12, 2013 at 10:00 a.m. local time at the Company’s headquarters at 2500 Sumner Boulevard, Raleigh, North Carolina. Information on how to vote in person at the Annual Meeting is discussed below. Directions to the Company’s headquarters can be found at www.liposcience.com/about/contactus.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on April 22, 2013 will be entitled to vote at the Annual Meeting. On this record date, there were 14,674,312 shares of common stock outstanding and entitled to vote.

Shareholders of Record: Shares Registered in Your Name

If on April 22, 2013 your shares were registered directly in your name with LipoScience’s transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If on April 22, 2013 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of two directors; and

•	Ratification of selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. With regard to your advisory vote on how frequently we should solicit shareholder advisory approval of executive compensation, you may vote for any one of the following: one year, two years or three years, or you may abstain from voting on that matter. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., on June 11, 2013 to be counted.

•

To vote on the Internet, go to www.envisionreports.com/lpdx to complete an electronic proxy card. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. on June 11, 2013 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from LipoScience. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or on the Internet as instructed by your broker, bank or other agent. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact the applicable party to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on April 22, 2013.

What happens if I do not vote?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record and do not vote by completing your proxy card, by telephone, on the Internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or other nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation (including any advisory shareholder votes on executive compensation and on the frequency of shareholder votes on executive compensation), and certain corporate governance proposals, even if supported by management. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions, but may vote your shares on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director and “For” the ratification of Ernst & Young LLP as our registered public accounting firm for our fiscal year ending December 31, 2013. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or on the Internet.

•	You may send a timely written notice that you are revoking your proxy to LipoScience’s Secretary at 2500 Sumner Boulevard, Raleigh, NC 27616.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are shareholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 7, 2014 to LipoScience’s Secretary at 2500 Sumner Boulevard, Raleigh, NC 27616.

If you wish to nominate an individual for election at, or bring business, other than through a shareholder proposal, before the 2014 Annual Meeting of Shareholders, you should deliver your notice to our Secretary at the address above between January 7, 2014 and February 6, 2014. Your notice to the Secretary must set forth your name and address, and the class and number of shares of our stock that you beneficially own.

If you propose to bring business before the Annual Meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, and (ii) any material interest you have in such business. If you propose to nominate an individual for election as a director, your notice shall also set forth, as to each person whom you propose to nominate for election as a director, the following: (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of our stock that are owned of record and beneficially owned by the person, (iv) the date or dates on which such shares were acquired and the investment intent of such acquisition and (v) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder (including the person’s written consent to being named as a nominee and to serving as a director if elected). We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (“SEC”) on January 30, 2013.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes and, with respect to the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013, votes “For,” “Against” and abstentions. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

•

For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withhold” will affect the outcome.

•

To be approved, Proposal No. 2, ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 14,674,312 shares outstanding and entitled to vote. Thus, the holders of 7,337,157 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement, Form 10-K and annual report to shareholders are available at www.envisionreports.com/lpdx for shareholders of record and www.edocumentview.com/lpdx for beneficial owners.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

The Board of Directors currently has nine members. There are three directors in the class whose term of office expires in 2013. Mr. Roderick A. Young is currently a director of the Company who was previously elected by the shareholders and has been nominated for re-election at the Annual Meeting. The other two directors in this class, Dr. Christopher W. Kersey and Dr. Charles A. Sanders, have not been nominated for re-election at the Annual Meeting, and their terms will expire at the Annual Meeting. The Board of Directors, however, has invited Dr. Charles A. Sanders to serve as Chairman Emeritus effective as of June 12, 2013, and Dr. Charles A. Sanders has accepted such invitation. As Chairman Emeritus, Dr. Charles A. Sanders will provide strategic counsel to the Board of Directors and the Company, but will not have voting capacity as a director.

Mr. Jeffrey T. Barber was nominated for election to the Board of Directors by our Nominating and Governance Committee, upon the recommendation of one of our non-management directors. If elected at the Annual Meeting, Mr. Young and Mr. Barber would serve until the 2016 Annual Meeting and until his successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal. The Board of Directors will continue to have nine authorized members, with eight directors serving and one vacancy. We have adopted a policy to invite and encourage our directors and nominees for director to attend the Annual Meeting. Two of our current directors attended our 2012 Annual Meeting of Shareholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares may be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2016 ANNUAL MEETING

Jeffrey T. Barber, age 60

Mr. Barber has served as managing director of Fennebresque & Co., an investment banking firm, since October 2009. From 1988 until his retirement in June 2008, Mr. Barber was an audit partner of PricewaterhouseCoopers LLP, where he also served as managing partner of its Raleigh, North Carolina office for a period of 14 years. Mr. Barber has served on the board of directors of Ply Gem Holdings, Inc., a building products provider, since January 2010, and has also served on the board of directors of SciQuest, Inc., a publicly held procurement software company, since March 2010. Mr. Barber serves as chairman of the audit committees of both companies. He also serves on the Board of Trustees of Blue Cross and Blue Shield of North Carolina. Mr. Barber holds a B.S. degree in accounting from the University of Kentucky. The Board believes that Mr. Barber’s extensive experience working with publicly and privately held technology, healthcare, and large, multinational companies, along with his accounting and financial expertise and general business acumen, will allow him to make valuable contributions to the Board with respect to financial matters.

Roderick A. Young, age 69

Mr. Young has served as a director of the Company since 2008. Mr. Young has been a venture partner of Three Arch Partners since May 2006. He served as a director of North American Scientific, Inc., a publicly held medical device company, from 2006 to 2009. From 2003 to 2005, Mr. Young was president and chief executive officer of Vivant Medical, Inc., a venture-backed medical device company that was acquired by Tyco International, Ltd. Prior to his tenure at Vivant, Mr. Young was president and chief executive officer of Targesome, Inc., a biotechnology company, from 1998 to 2002. Prior to Targesome, Mr. Young also served as chairman and chief executive officer of General Surgical Innovations, a medical device company; president and chief executive officer of Focus Surgery; president of Toshiba America MRI; and president and chief operating officer of Diasonics. Mr. Young received a B.S. degree in industrial engineering from Stanford University and an M.B.A. degree from Harvard Business School. The Board believes that Mr. Young’s prior management experience, his expertise in capital markets and investment management and his extensive experience in the healthcare and life science industries make him qualified to serve on the Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2014 ANNUAL MEETING

Richard O. Brajer, age 52

Mr. Brajer has served as our President and Chief Executive Officer and a member of our Board of Directors since 2003. From 1990 to 2003, Mr. Brajer was with Becton Dickinson and Company, or BD, a medical technology company, where he served in a number of senior management positions, both in the United States and in Europe, ultimately serving as president of BD’s worldwide diagnostic business. He also served as a corporate officer of BD. From 1987 to 1990, Mr. Brajer served as a consultant with McKinsey & Company. He began his career as a product development engineer with the Procter & Gamble Company. Mr. Brajer received a B.S. degree in chemical engineering from Purdue University and an M.B.A. degree from Stanford University. The Board believes that Mr. Brajer’s knowledge of the Company from serving as our Chief Executive Officer and his industry experience with medical device and diagnostic companies prior to joining us allow him to make valuable contributions to the Board.

John H. Landon, age 72

Mr. Landon has served as a director of the Company since 2007. Mr. Landon served as the vice president and general manager of Medical Products for E.I. DuPont de Nemours and Company, or DuPont, from 1992 until his retirement in 1996. Prior to that, Mr. Landon served in various capacities at DuPont, including vice president and general manager, diagnostics and biotechnology from 1990 to 1992, director of diagnostics from 1988 to 1990, business director of diagnostic imaging from 1985 to 1988 and in various other professional and management positions from 1962 to 1985. Mr. Landon served as chairman of the board of Cholestech Corporation prior to its 2007 sale to Inverness Medical and as a director of Digene Corporation prior to its 2007 sale to QIAGEN. He currently is a member of the board of Venaxis, Inc. (formerly AspenBio Pharma, Inc.), a publicly held diagnostic company, a trustee and member of the governance committee of Christiana Care Health System, a diversified healthcare delivery company, and an advisor to Water Street Health Care Partners. Mr. Landon received a B.S. degree in chemical engineering from the University of Arizona. The Board believes that Mr. Landon’s breadth of management experience in the healthcare and diagnostic industries allows him to contribute effectively to the Board.

Daniel J. Levangie, age 62

Mr. Levangie has served as a director of the Company since November 2010. He currently serves as a director of and as chief executive officer of Dune Medical Devices, Inc., a privately held medical device company. He also serves as principal and managing partner of Constitution Medical Investors, Inc., a private investment firm focused on healthcare sector-related acquisitions. Mr. Levangie served as president, chief executive officer and a director of Keystone Dental, a dental implant device company, from March 2009 until March 2011. From 2008 to 2009, he served as executive vice president of Cytyc Corporation, a medical equipment and device company targeting women’s health and cancer, and president of Cytyc Surgical Products, a wholly-owned subsidiary of Cytyc, from July 2006 until the acquisition of Cytyc by Hologic, Inc. in October 2007. Prior to July 2006, Mr. Levangie held several positions with Cytyc, including executive vice president and chief commercial officer from 2004 to 2006, chief executive officer and president of Cytyc Health Corporation from 2002 to 2003 and executive vice president and chief operating officer from 2000 to 2002. Prior to joining Cytyc in 1994, Mr. Levangie was employed in several sales and marketing positions by Abbott Laboratories, a diversified healthcare company. Mr. Levangie is currently a director of Exact Sciences Corp., a publicly held diagnostics company, and Insulet Corporation, a publicly held medical device company. During the last five years, he also served as a director of ev3, Inc., Cytyc and Hologic. Mr. Levangie received a B.S. degree in pharmacy from Northeastern University. The Board believes that Mr. Levangie brings a wealth of executive, managerial and leadership experience in the diagnostics and medical device industries to our Board from his prior service as an executive officer and director of a publicly held diagnostics and medical device company, and his service on several other medical device company boards of directors.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2015 ANNUAL MEETING

Buzz Benson, age 58

Mr. Benson has served as a director of the Company since 2001 and as Chairman of the Board since June 2011. Mr. Benson is a managing director and president of SightLine Partners LLC. SightLine manages a series of private equity funds that provide creative financial solutions to later stage medical technology companies and financial alternatives to the existing investors in these companies. SightLine Partners was formed in 2004 to acquire the healthcare venture capital funds of Piper Jaffray Companies. Prior to co-founding SightLine Partners, he was a Managing Director and President of Piper Jaffray Companies from 1992 to 2004. From 1986 to 1992, he was co-head of the Piper Jaffray healthcare investment banking group. Prior to joining Piper Jaffray Companies in 1986, Mr. Benson was a partner at Stonebridge Capital, a partnership investing in emerging publicly traded companies. Previously, he was an investment officer with Cherry Tree Ventures and a manager in the public accounting firm of Arthur Andersen & Co. Mr. Benson holds a B.S. degree in accounting from St. John’s University and was a Certified Public Accountant. The Board believes that Mr. Benson’s knowledge of the Company, his financial and accounting expertise and his extensive experience in capital markets and investment management allow him to make valuable contributions to the Board.

Robert J. Greczyn, Jr., age 61

Mr. Greczyn has served as a director of the Company since March 2011. From 2000 to 2010, he was the chief executive officer of Blue Cross Blue Shield of North Carolina, where he also served on the board of the Blue Cross Blue Shield Association and chaired several committees until his retirement in 2010. From 2006 to 2008, Mr. Greczyn was chairman of the board of the Council for Affordable Quality Care, an alliance of chief executive officers of the nation’s leading health insurers working to simplify healthcare transactions. In addition, Mr. Greczyn, served as a director of MModal Inc., a publicly held provider of interactive clinical documentation and speech understanding technology, from October 2011 until its acquisition in August 2012. Mr. Greczyn received an M.P.H. degree in health policy from the University of North Carolina at Chapel Hill and a B.A. degree in psychology from East Carolina University. The Board believes that Mr. Greczyn’s extensive executive management experience, his knowledge of the managed care industry and significant academic involvement within the public health arena bring valuable insight to the Board.

Woodrow A. Myers, Jr., M.D., age 59

Dr. Myers has served as a director of the Company since March 2011. He has served as managing director of Myers Ventures LLC, a healthcare and education consulting company, since December 2005. He was the executive vice president and chief medical officer of WellPoint, Inc., a commercial health benefits company, from 2000 to 2005. From 1995 to 2000, Dr. Myers also served as the director of healthcare management at the Ford Motor Company. Dr. Myers currently serves as a director of Express Scripts, Inc. and Genomic Health, Inc. and serves as the chairman of the board of the Mozambique Healthcare Consortium. In addition, Dr. Myers has served as a director of other public companies within the last five years, including ThermoGenesis Corp. from June 2006 to December 2009 and CardioNet, Inc. from August 2007 to May 2009. He is a former health commissioner for New York City and the State of Indiana, past chairman of the visiting committee for the Harvard School of Public Health and has served as a member of the Harvard University Board of Overseers and the Stanford University Board of Trustees. Dr. Myers holds a B.S. degree in biological sciences from Stanford University, an M.D. degree from Harvard Medical School and an M.B.A. degree from Stanford University. The Board believes that, as a medical doctor, Dr. Myers brings both medical and management experience to our Board, including extensive experience in the healthcare industry in general, where he has over 10 years experience as a corporate executive officer, and in the diagnostics and medical device industries in particular.

THE BOARD OF DIRECTORS AND COMMITTEES

DIRECTOR INDEPENDENCE

As required under the NASDAQ listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with outside counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable NASDAQ listing standards: Buzz Benson, Charles A. Sanders, M.D., Robert J. Greczyn, Jr., Christopher W. Kersey, M.D., John H. Landon, Daniel J. Levangie, Woodrow A. Myers, Jr., M.D. and Roderick A. Young. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with us. Richard O. Brajer, our Chief Executive Officer, is not an independent director by virtue of his employment with us. The Board has also affirmatively determined that Jeffrey T. Barber, as nominee for director, is an independent director within the meaning of the applicable NASDAQ listing standards.

BOARD LEADERSHIP STRUCTURE

Our Board of Directors has an independent chair, Mr. Benson, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its shareholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the entire Board meets with the head of the Company’s risk management group at least annually, and the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from the head of risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met 14 times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2012 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Buzz Benson	X	*			X
Richard O. Brajer
Charles A. Sanders, M.D.
Robert J. Greczyn, Jr.	X		X	*
Christopher W. Kersey, M.D.			X
John H. Landon			X		X
Daniel J. Levangie	X				X	*
Woodrow A. Myers, Jr., M.D.					X
Roderick A. Young	X		X
Total meetings in fiscal 2012	5		9		1

*	Committee Chairman

Below is a description of each committee of the Board of Directors.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditors, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as set forth in our annual or quarterly reports pursuant to Section 13 or 15(d) of the Exchange Act.

The Audit Committee is composed of four directors, Mr. Benson, Mr. Greczyn, Mr. Levangie and Mr. Young. The Audit Committee met five times during the 2012 fiscal year. The Audit Committee has adopted a written charter that is available to shareholders on our website at www.liposcience.com.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards). Mr. Young is a venture partner with Three Arch Partners, a shareholder that beneficially owns more than 10% of our common stock. Therefore, we may not be able to rely upon the safe harbor position of Rule 10A-3 under the Exchange Act, which provides that a person will not be deemed to be an affiliate of a company if he or she is not the beneficial owner, directly or indirectly, of more than 10% of a class of voting equity securities of that company. However, our Board of Directors has made an affirmative determination that Mr. Young is not an affiliate of the Company.

The Board of Directors has also determined that Mr. Benson qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Benson’s level of knowledge and experience based on a number of factors, including his formal education and significant director experience with life sciences and healthcare companies, as well as expertise in financial and accounting matters, that will enable him to serve as our audit committee financial expert.

Report of the Audit Committee of the Board of Directors1

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2012 with our management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Respectfully submitted by:

THE AUDIT COMMITTEE

Mr. Buzz Benson, Chairman

Mr. Robert J.Greczyn, Jr.

Mr. Daniel J. Levangie

Mr. Roderick A. Young

1 The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is currently composed of four directors, Mr. Greczyn, Dr. Kersey, Mr. Landon and Mr. Young. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards. The Compensation Committee met nine times during the 2012 fiscal year. The Compensation Committee has adopted a written charter that is available to shareholders on our website at www.liposcience.com.

The Compensation Committee of the Board of Directors acts on behalf of the Board to review, recommend for adoption and oversee our compensation strategy, policies, plans and programs, including:

•

establishment of corporate and individual performance objectives relevant to the compensation of our executive officers, directors and other senior management and evaluation of performance in light of these stated objectives;

•

review and approval, or if it deems it appropriate, review and recommend to the Board for approval, of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and the other executive officers and directors; and

•	administration of our equity compensation plans, employee stock purchase plan and executive severance benefit plans and other similar plans and programs.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with the Chief Executive Officer and the Vice President, Human Resources and Organizational Effectiveness. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer does not participate in, or is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or his individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During the past fiscal year, the Compensation Committee engaged Mercer, LLC (“Mercer”), a national compensation consulting firm, as compensation consultants. Mercer was identified and chosen as our compensation consultant due to its significant expertise in corporate compensation strategy, policies and practices, and its global reputation in the marketplace. The Compensation Committee requested that Mercer:

•	evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals;

•	assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy;

•

assist and research executive compensation policies and practices in the marketplace for companies of similar size and industry, and for positions and responsibilities of similar scope and complexity, and present and recommend potential compensation policies and practices for formal review and considerations by the Compensation Committee; and

•

develop a specific set of recommendations with respect to equity compensation for both executives, certain high-performing senior employees and independent directors as part of the Company’s transition from a privately held company to a publicly held company.

At the request of the Compensation Committee, Mercer also met with senior management to learn more about our business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Mercer ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Mercer and resulting modifications, the Compensation Committee approved the recommendations.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.

Compensation Committee Interlocks and Insider Participation

As noted above, our Compensation Committee consists of Mr. Greczyn, Dr. Kersey, Mr. Landon and Mr. Young. No member of the Compensation Committee has been at any time an officer or employee of the Company. None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board and assessing the performance of the Board.

The Nominating and Corporate Governance Committee is composed of four directors, Mr. Levangie, Mr. Benson, Mr. Landon and Dr. Myers. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee met once during the 2012 fiscal year. The Nominating and Corporate Governance Committee has adopted a written charter that is available to shareholders on our website at www.liposcience.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, diversity and having the commitment to rigorously represent the long-term interests of our shareholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.

Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a shareholder. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at 2500 Sumner Boulevard, Raleigh, NC 27616, Attn: Secretary.

Each submission must set forth:

•	the name and address of the shareholder on whose behalf the submission is made;

•	the number and class of shares of the Company that are owned beneficially by such shareholder as of the date of the submission;

•	the full name of the proposed candidate;

•	a description of the proposed candidate’s business experience for at least the previous five years;

•	complete biographical information for the proposed candidate; and

•	a description of the proposed candidate’s qualifications as a director.

Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

All written submissions received from shareholders that include the information described above will be reviewed by the Nominating and Corporate Governance Committee at its next appropriate meeting. If a shareholder wishes the Nominating and Corporate Governance Committee to consider a director candidate for nomination at an Annual Meeting of our Shareholders, then the recommendation must be provided at least 90 days, but not more than 120 days, prior to the anniversary date of the mailing of the Company’s proxy statement for the preceding year’s Annual Meeting of Shareholders.

In accordance with its charter, the Nominating and Corporate Governance Committee will consider for nomination only those individuals who possess, among other characteristics, the highest personal and professional ethics, a background and expertise that is useful to the Company and complementary to the background of other directors, and a willingness to devote the required time to the duties and responsibilities of the Board and any committees to which he or she may be appointed.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our Board of Directors has adopted a formal process by which shareholders may communicate with the Board or any of its directors. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to LipoScience’s Secretary at 2500 Sumner Boulevard, Raleigh, 27616. Each communication must set forth:

•	the name and address of the shareholder on whose behalf the communication is sent; and

•	the number and class of shares of the Company that are owned beneficially by such shareholder as of the date of the communication.

The Secretary will review each communication. The Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication.

CODE OF ETHICS

The Company has adopted the LipoScience, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.liposcience.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the shareholders at the annual meeting. Ernst & Young LLP has audited our financial statements since 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require shareholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2012 and 2011 by Ernst & Young LLP. All fees below were approved by our Audit Committee.

	Fiscal Year Ended December 31
	2012	2011
	(in thousands)

Audit Fees[1]	$674	$1,059
Tax Fees[2]	10	—

Total Fees	$684	$1,059

1	Audit fees consist of fees incurred for professional services rendered for the audit of our annual financial statements and review of the quarterly financial statements that are normally provided by Ernst & Young LLP in connection with regulatory filings or engagements. Also included are fees related to our initial public offering and review of documents filed with the SEC.
2	Tax fees consist of professional services for tax advice and tax planning. These services included assistance with tax reporting requirements and audit compliance.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has responsibility for establishing policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the above services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

MANAGEMENT

The following table sets forth information concerning our executive officers and their ages as of April 29, 2013:

Name	Age	Position
Richard O. Brajer	52	President and Chief Executive Officer
Lucy G. Martindale	59	Executive Vice President and Chief Financial Officer
James D. Otvos, Ph.D.	65	Executive Vice President and Chief Scientific Officer
Timothy J. Fischer	51	Chief Operating Officer
Thomas S. Clement	58	Vice President, Regulatory and Quality Affairs
E. Duffy McDonald	60	Vice President, Human Resources and Organizational Effectiveness
Robert M. Honigberg, M.D.	53	Vice President, Medical Affairs and Chief Medical Officer
Ashok D. Marin	45	Vice President, General Counsel, Secretary and Chief Compliance Officer

Management

Richard O. Brajer

Mr. Brajer has served as our President and Chief Executive Officer and a member of our Board of Directors since 2003. From 1990 to 2003, Mr. Brajer was with Becton Dickinson and Company, or BD, a medical technology company, where he served in a number of senior management positions, both in the United States and in Europe, ultimately serving as president of BD’s worldwide diagnostic business. He also served as a corporate executive officer of BD. From 1987 to 1990, Mr. Brajer served as a consultant with McKinsey & Company. He began his career as a product development engineer with the Procter & Gamble Company. Mr. Brajer received a B.S. degree in chemical engineering from Purdue University and an M.B.A. degree from Stanford University.

Lucy G. Martindale

Ms. Martindale has served as our Executive Vice President and Chief Financial Officer since 2001. From 1996 to 2001, she served as vice president and finance director of GlaxoWellcome Research & Development, a pharmaceutical research and development company. Ms. Martindale held various positions with GlaxoWellcome, Inc., a pharmaceutical company, from 1984 to 1996, including vice president, corporate planning and analysis. Prior to joining Glaxo, Ms. Martindale worked at Bristol-Myers Squibb, a pharmaceutical company, and American Hospital Supply Corporation, a supplier of hospital equipment and products. Ms. Martindale received a B.S. degree in business from Indiana University and an M.B.A. degree from Campbell University.

James D. Otvos, Ph.D.

Dr. Otvos is a founder of our company and has served as our Chief Scientific Officer since its inception. He has also served as Executive Vice President since 1999 and as a member of our Board of Directors until March 2011. From 1990 to 2000, Dr. Otvos was a professor of biochemistry at North Carolina State University, where he is currently an adjunct professor. Dr. Otvos received a Ph.D. degree in comparative biochemistry from the University of California-Berkeley and performed his postdoctoral training in molecular biophysics at Yale University.

Timothy J. Fischer

Mr. Fischer has served as our Chief Operating Officer since January 2012 and previously served as our Vice President of Research and Development from September 2010 to January 2012. From December 2006 to September 2010, Mr. Fischer was with BD, where he served as vice president of development for BD’s women’s health and cancer business. From 2003 to December 2006, he served as vice president of product development for TriPath Oncology, a diagnostic company in the field of women’s health. Mr. Fischer received a B.S. degree in biology from Indiana University. He is an inventor on more than 35 patents in the in vitro diagnostics field.

Thomas S. Clement

Mr. Clement has served as our Vice President of Regulatory and Quality Affairs since February 2011. From January 2009 to January 2011, he served as vice president of global regulatory and clinical affairs for QIAGEN N.V., a provider of sample and assay technology. From 2002 to 2008, Mr. Clement was vice president of quality and regulatory affairs for Roche Molecular Systems. From 1989 to 2002, he was director of regulatory affairs for Organon Teknika Corporation. From 1988 to 1989, he served as manager of regulatory affairs for Amersham, and from 1984 to 1988, he was manager of quality for Biotech Research Laboratories. Mr. Clement received a B.S. degree in business administration from the University of Maryland.

E. Duffy McDonald

Mr. McDonald has served as our Vice President of Human Resources and Organizational Effectiveness since October 2012 and before that was our Vice President of Operations and Human Resources from 2008 to October 2012 and our Vice President of Human Resources from 2003 to 2008. From 1994 to 2003, he served as vice president of organizational solutions for the Newton Instrument Company. From 1991 to 1994, he served as director of human resources for VDO–Yazaki Corporation. From 1976 to 1991, he was with Minnesota Mining and Manufacturing Company (3M), where he held several management positions. Mr. McDonald received a B.S. degree in sociology from the College of Charleston. Mr. McDonald is a certified Senior Professional in Human Resources.

Robert M. Honigberg, M.D.

Dr. Honigberg has served as our Vice President of Medical Affairs and Chief Medical Officer since October 2011. From May 2009 to September 2011, Dr. Honigberg served as chief medical officer for research & measurement for URAC, formerly known as the Utilization Review Accreditation Commission, an accreditation commission in Washington, D.C., and as a consultant to a number of start-up companies in diagnostics, devices and healthcare delivery. From April 2006 to April 2009, Dr. Honigberg was the chief medical officer, global medical affairs and clinical strategy, for GE Healthcare, and from 1999 to 2006, he was the chief medical officer and vice president of medical and clinical affairs at Ethicon Endo-Surgery, a Johnson & Johnson operating company. Prior to 1999, Dr. Honigberg also directed clinical trials, medical affairs operations and strategy for Ortho Biotech and Schering-Plough. Dr. Honigberg received a B.A. degree in economics from Duke University, an M.D. degree from the Feinberg School of Medicine of Northwestern University and an M.B.A. degree from Northwestern University.

Ashok D. Marin

Mr. Marin has served as our Vice President, General Counsel, Chief Compliance Officer and Secretary since June 2012. From February 2010 to June 2012, Mr. Marin was senior counsel, global compliance for the medical diagnostics business of GE Healthcare, a diversified healthcare business. From 2001 to February 2010, Mr. Marin served in the legal department of Sanofi U.S., a pharmaceutical company, in roles of increasing responsibility, most recently as assistant general counsel. He received B.A and J.D. degrees from Fordham University.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2013 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors serving at March 31, 2013, as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, we believe that each of the shareholders identified in the table possesses sole voting and investment power with respect to all shares of common stock indicated as beneficially owned by them. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 31, 2013 and not subject to repurchase as of that date are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed outstanding for calculating the percentage of any other person. Applicable percentages are based on 14,674,312 shares outstanding on March 31, 2013, adjusted as required by rules promulgated by the SEC.

Unless otherwise noted, the address for each director and executive officer is c/o LipoScience, Inc., 2500 Sumner Boulevard, Raleigh, NC 27616.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Total
Beneficial owners of 5% or more of the outstanding common stock:
Entities affiliated with Three Arch Capital (1)	1,855,088	12.6%
Entities affiliated with SightLine Partners (2)	854,212	5.8
James D. Otvos (3)	755,054	5.1
A.M. Pappas Life Science Ventures II, L.P. (4)	744,244	5.1
Entities affiliated with Camden Partners (5)	735,631	5.0
Named executive officers:
Richard O. Brajer (6)	451,375	3.0
Lucy G. Martindale (7)	146,383	1.0
Robert M. Honigberg, M.D. (8)	15,354		*
Timothy J. Fischer (8)	96,370		*
Thomas S. Clement (8)	36,820		*
Other directors and nominee for director:
Buzz Benson (2)	854,212	5.8
Charles A. Sanders, M.D. (9)	177,851	1.2
Roderick A. Young (1)	—	—
Woodrow A. Myers, Jr., M.D. (8)	29,100		*
Robert J. Greczyn, Jr. (8)	30,797		*
John H. Landon (8)	68,139		*
Daniel J. Levangie (8)	34,756		*
Christopher W. Kersey, M.D. (5)	—	—
Jeffrey T. Barber (8)	—	—
All directors and current executive officers as a group (17 persons) (10)	2,885,360	18.2%
*	Represents beneficial ownership of less than 1%.

(1)	The number of shares beneficially owned consists of 1,771,348 shares of common stock held by Three Arch Capital, L.P. (“TAC”) and 83,740 shares of common stock held by TAC Associates, L.P. (“TACA”). TAC Management, L.L.C. (“TACM”), the general partner of TAC and TACA, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by TAC and TACA. Wilfred Jaeger and Mark Wan are the managing members of TACM and may be deemed to have shared power to vote and shared power to dispose of shares directly owned by TAC and TACA. Roderick Young, one of our directors, is a Venture Partner with Three Arch Partners, but he does not have beneficial ownership over the shares held by TAC and TACA. The address for these entities is 3200 Alpine Road, Portola Valley, CA 94028.

(2)	The number of shares beneficially owned consists of 592,661 shares of common stock held by SightLine Healthcare Fund III, L.P. (“SHF III”); 100,057 shares of common stock held by SightLine Healthcare Opportunity Fund, LLC (“SHOF”); and 161,494 shares of common stock held by SightLine Healthcare Vintage Fund, L.P. (“SHVF”). SightLine Healthcare Management III, L.P., the general partner of SHF III, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by SHF III. SightLine Opportunity Management, LLC, the managing member of SHOF, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by SHOF. SightLine Vintage Management, LLC, the general partner of SHVF, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by SHVF. Buzz Benson, one of our directors, is a Managing Director of each of SightLine Healthcare Management III, L.P., SightLine Opportunity Management, LLC and SightLine Vintage Management, LLC and may be deemed to have shared power to vote and shared power to dispose of the shares held by SHF III, SHOF and SHVF. The address for these entities is 50 South 6th Street, Suite 1490, Minneapolis, MN 55402.
(3)	Consists of 463,890 shares of common stock and 110,997 shares of common stock underlying options that are vested and exercisable within 60 days of March 31, 2013 that are held by Dr. Otvos directly. Also includes 180,167 shares of common stock held by Dr. Otvos’s spouse.
(4)	The number of shares beneficially owned consists of 744,244 shares of common stock owned of record by A.M. Pappas Life Science Ventures II, L.P. (“Pappas Ventures II”). AMP&A Management II, LLC is the general partner of Pappas Ventures II and has a management agreement with A.M. Pappas & Associates, LLC whereby A.M. Pappas & Associates, LLC provides management services for Pappas Ventures II. By virtue of this relationship, A.M. Pappas & Associates, LLC’s investment committee has the power to vote or to direct the vote of, and the power to dispose or to direct the disposition of, all shares owned by Pappas Ventures II. The address for this shareholder is 2520 Meridian Parkway, Suite 400, Durham, NC 27713.
(5)	The number of shares beneficially owned consists of 706,280 shares of common stock held by Camden Partners Strategic Fund III, L.P. and 29,351 shares of common stock held by Camden Partners Strategic Fund III-A, L.P. Camden Partners Strategic III, LLC is the General Partner of Camden Partners Strategic Fund III, L.P. and Camden Partners Strategic Fund III-A, L.P. Camden Partners Strategic Manager, LLC is the Managing Member of Camden Partners Strategic III, LLC. David L. Warnock, Donald W. Hughes and Richard M. Berkeley are the Managing Members of Camden Partners Strategic Manager, LLC and may be deemed to have shared voting and dispositive power over the shares held by Camden Partners Strategic Fund III, L.P. and Camden Partners Strategic Fund III-A, L.P. The address for these entities is 500 East Pratt Street, Suite 1200, Baltimore, Maryland 21202.
(6)	Consists of 114,947 shares of common stock and 336,428 shares of common stock underlying options that are vested and exercisable within 60 days of March 31, 2013.
(7)	Consists of 67,391 shares of common stock and 78,992 shares of common stock underlying options that are vested and exercisable within 60 days of March 31, 2013
(8)	Consists of shares of common stock underlying options that are vested and exercisable within 60 days of March 31, 2013.
(9)	Consists of 9,844 shares of common stock and 168,007 shares of common stock underlying options that are vested and exercisable within 60 days of March 31, 2013.
(10)	Includes shares beneficially owned by all current executive officers of the Company. The number of shares beneficially owned consists of 1,690,451 shares of common stock and 1,194,909 shares of common stock underlying options that are vested and exercisable within 60 days of March 31, 2013.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

The Company’s officers, directors and 10 percent shareholders did not become subject to the reporting requirements of Section 16(a) until January 24, 2013 and, therefore, there were no reports required during the fiscal year ended December 31, 2012. In March 2013, the Company awarded stock options and restricted stock units to each of Richard Brajer, Lucy Martindale, James Otvos, Timothy Fischer, Thomas Clement, Paul Sanders, Duffy McDonald and Robert Honigberg. The Form 4 reporting each of these officers’ awards was filed late.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows, for the fiscal years ended December 31, 2012, 2011 and 2010, information concerning the annual compensation awarded to or paid to, or earned by, our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for the year ended December 31, 2012, whom we refer to collectively as our named executive officers.

2012 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-equity incentive plan compensation ($)		All Other Compensation ($)(2)		Total Compensation ($)
Richard O. Brajer	2012	444,000	11,100		—	266,266	(4)	13,361		734,727
President and Chief	2011	431,000	—		—	144,385		10,413		585,798
Executive Officer (3)	2010	408,000	10,200	(5)	187,635	67,320		10,063		683,218

Lucy G. Martindale	2012	295,000	5,310		—	125,720	(4)	5,023		431,053
Executive Vice President	2011	284,000	—		24,125	81,919		4,210		394,254
and Chief Financial Officer	2010	277,000	—		—	45,076		3,620		325,696

Timothy J. Fischer	2012	318,000	6,360		541,816	149,307	(4)	3,562		1,019,045
Chief Operating Officer (6)	2011	266,500	—		33,986	90,610		2,438		393,534
	2010	83,000	65,000	(7)	76,180	—		563		224,743

Thomas S. Clement	2012	288,000	5,184		90,792	121,181	(4)	150,010		655,167
Vice President, Regulatory and Quality Affairs (8)	2011	246,090	60,000	(9)	175,269	85,708		4,169		571,236

Robert M. Honigberg, M.D.	2012	281,000	5,058		45,008	117,224	(4)	75,553	(11)	523,843
Vice President, Medical Affairs and Chief Medical Officer (10)	2011	68,750	12,000	(12)	127,791	22,619		—		231,160

(1)	This column reflects the full grant date fair value for options granted during the indicated year that we will record under ASC 718 as stock-based compensation in our financial statements. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions we used in valuing options are described in note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(2)	Amounts shown in this column represent employer 401(k) plan matching contributions. In the case of Mr. Brajer, the amount also includes $5,393 in 2012, $6,215 in 2011 and $5,865 in 2010 for life insurance and disability insurance premiums paid by us on Mr. Brajer’s behalf. In the case of Mr. Clement, the amount for 2012 also includes $97,935 of relocation assistance and $47,047 in tax gross-up payments paid pursuant to his employment offer letter.

(3)	Mr. Brajer is also a member of our Board of Directors but does not receive any additional compensation in his capacity as a director.

(4)	Each executive was entitled to a target bonus equal to a specified percentage of his or her 2012 base salary, which was 50% for Mr. Brajer, 36% for Ms. Martindale, 36% for Mr. Clement, 40% for Mr. Fischer and 36% for Dr. Honigberg. The actual amount of the incentive bonus was determined by our Compensation Committee following the end of the calendar year based on the achievement of both individual goals for each executive and corporate goals. Each executive was entitled to receive a percentage of his or her target bonus, which percentage ranged between 50% and 60%, based on the achievement of the individual goals and up to 84% of his or her target bonus based on the achievement of the corporate goals. The factors included in the corporate goals were revenue growth in 2012 over 2011, specified milestones with respect to the regulatory clearance and launch of Vantera and a successful initial public offering.

(5)	Represents the amount above the specified level of achievement under the incentive bonus plan for our senior leadership team. The Compensation Committee exercised its discretion to award Mr. Brajer additional compensation in light of his role in the achievement of certain milestones outside of the stated corporate objectives.

(6)	Mr. Fischer became an executive officer on September 7, 2010.

(7)	Represents a discretionary bonus paid to Mr. Fischer under the terms of his employment offer letter.

(8)	Mr. Clement became an executive officer on February 7, 2011.

(9)	Represents a signing bonus paid to Mr. Clement in connection with the commencement of his employment.

(10)	Dr. Honigberg became an executive officer on October 3, 2011.

(11)	Represents commuting and reimbursement of Dr. Honigberg’s living expenses totaling $75,553, including tax gross up in the amount of $24,517.

(12)	Represents a signing bonus paid to Dr. Honigberg in connection with the commencement of his employment.

GRANTS OF PLAN-BASED AWARDS

The following table provides information with regard to potential cash bonuses payable on account of 2012 performance under our performance-based, non-equity incentive plan, and with regard to each stock option award granted to each named executive officer under our equity incentive plans during 2012.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Richard O. Brajer	—	22,200	222,000	319,125
Lucy G. Martindale	—	10,620	106,200	142,043
Timothy J. Fischer	—	12,720	127,200	170,130
	5/18/12				80,025	11.44	424,933
	8/2/12				25,802	11.44	116,883
Thomas S. Clement	—	10,368	103,680	146,318
	8/7/12				19,400	11.11	90,792
Robert M. Honigberg, M.D.	—	10,116	101,160	139,474
	8/2/12				9,700	11.44	45,008

(1)	This column reflects the full grant date fair value for options granted during the year that we will record under ASC 718 as stock-based compensation in our financial statements. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions we used in valuing options are described in note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

EMPLOYEE BENEFIT PLANS

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2012.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)
Equity compensation plans approved by security holders	2,056,849	$5.55	322,227

Equity compensation plans not approved by security holders	—	—	—
Total	2,056,849	$5.55	322,227

1997 Stock Option Plan

Our Board of Directors adopted, and our shareholders approved, the 1997 Stock Option Plan (the “1997 Stock Option Plan”), in September 1997. As of December 31, 2012, options to purchase 497,381 shares of common stock at a weighted average exercise price per share of $3.74 were outstanding under the 1997 Stock Option Plan. The 1997 Stock Option Plan expired in 2007 and no shares of common stock are available for issuance under that plan, although all outstanding options remain outstanding in accordance with their terms.

Administration. Our Board of Directors administers our 1997 Stock Option Plan. Our Board of Directors has the authority to construe and interpret the terms of the 1997 Stock Option Plan and the options granted under it.

Eligibility. The 1997 Stock Option Plan provided for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code (the “Code”) and nonstatutory stock options. Our employees, including officers, non-employee directors, advisors and independent consultants, were eligible to receive options under the 1997 Stock Option Plan, except that incentive stock options could be granted only to employees.

Corporate Transactions. Unless otherwise determined by the Board of Directors at the time of grant, in the event of a merger, consolidation, corporate reorganization or any transaction in which all or substantially all of our assets or stock are sold, leased, transferred or otherwise disposed of, any unvested portion of a stock option granted under the 1997 Stock Option Plan will become fully vested, unless the surviving or acquiring corporation assumes or substitutes comparable options for the outstanding options granted under the 1997 Stock Option Plan or replaces the options with a cash incentive program that preserves the intrinsic value of the options at the time of the transaction and provides for subsequent payout over the same vesting schedules as the options being replaced. In addition, if the employment of an optionee who was employed by the Company as of the effective time of a corporate transaction is terminated by the Company without cause or by the optionee for good reason, in either case within 12 months after the corporate transaction, then, with respect to options that have been assumed or substituted, any unvested portion of a stock option will become fully vested as of the date prior to the date of such optionee’s termination of employment.

2007 Stock Incentive Plan

Our Board of Directors adopted, and our shareholders approved, the 2007 Stock Incentive Plan (the “2007 Stock Incentive Plan”), in October 2007. The 2007 Stock Incentive Plan was most recently amended by our Board of Directors and approved by our shareholders in August 2012. After our 2012 equity incentive plan described below became effective in January 2013, no additional equity awards may be granted under the 2007 Stock Incentive Plan, but all outstanding awards will continue to be governed by their existing terms.

Types of Awards. The 2007 Stock Incentive Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Code, nonstatutory stock options, restricted stock and restricted stock units, which are referred to together as restricted stock awards, and other forms of equity awards, which are referred to collectively as equity awards. Equity awards may be granted to employees, including officers, directors, and individual consultants and advisors of our company and our affiliates. Only our employees are eligible to receive incentive stock options.

Share Reserve. An aggregate of 1,895,400 shares of common stock are reserved for issuance under the 2007 Stock Incentive Plan. The 2007 Stock Incentive Plan provides for the grant of incentive stock options and nonstatutory stock options. As of December 31, 2012, options to purchase 1,559,467 shares of common stock at a weighted average exercise price per share of $2.79 were outstanding under the 2007 Stock Incentive Plan. As of December 31, 2012, 322,218 shares of common stock remained available for future issuance.

Administration. Our Board of Directors, or a duly authorized committee thereof, administers our 2007 Stock Incentive Plan. Our Board of Directors has delegated its authority to administer the 2007 Stock Incentive Plan to our Compensation Committee. Our Board of Directors or the authorized committee, referred to as the plan administrator, has the authority to interpret, amend, suspend and terminate the 2007 Stock Incentive Plan, as well as to determine the terms of an equity award or amend the terms of an equity award. No amendment to the 2007 Stock Incentive Plan or any equity award thereunder may materially and adversely affect the rights of a participant under any outstanding equity award.

Stock Options. Each stock option is granted pursuant to a notice of stock option and stock option agreement. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2007 Stock Incentive Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Shares subject to stock options granted under the 2007 Stock Incentive Plan generally vest in a series of installments over a specified period of service, typically four years.

The plan administrator determines the term of stock options granted under the 2007 Stock Incentive Plan, subject to limitations in the case of some incentive stock options, as described below. In general, if an optionee’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionee may generally exercise the vested portion of any option for a period of three months following the cessation of service. If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death or if an optionee dies within a specified period following cessation of service, the optionee or a beneficiary generally may exercise the vested portion of any option for a period of 12 months following the death or disability. In the event of a termination of an optionee’s services for cause, options generally terminate immediately upon such termination. In no event, however, may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include: (1) cash or check, (2) a broker-assisted cashless exercise, (3) when our common stock is registered under the Exchange Act, the tender of common stock previously owned by the optionee, (4) delivery of a promissory note, (5) payment of other lawful consideration as determined by the plan administrator, or (6) any combination of the above.

Tax Limitations on Incentive Stock Options. Incentive stock options may be granted only to our employees. The maximum term of an incentive stock option is 10 years from the date of grant. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the incentive stock option does not exceed five years from the date of grant.

Restricted Stock Awards and Restricted Stock Unit Awards. Each restricted stock award is granted pursuant to a summary of restricted stock purchase and restricted stock purchase agreement. An award of restricted stock entitles a participant to purchase shares of our common stock that are subject to specified restrictions, which may include a repurchase right in our favor or a reacquisition right, if the shares are issued at no cost, that lapses in accordance with a vesting schedule or in the event that conditions specified by the plan administrator are met. A restricted stock unit award entitles participants to receive shares of our common stock to be delivered at the time of vesting. The plan administrator will determine the terms and conditions of restricted stock or restricted stock unit awards, including the conditions for repurchase or forfeiture and the purchase price, if any.

Other Equity Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the equity award, the purchase price applicable to the equity award and all other terms and conditions of such equity awards.

Transferability. Equity awards granted under the 2007 Stock Incentive Plan are not transferrable except by will or by the laws of descent or distribution or, other than in the case of an incentive stock option, pursuant to a domestic relations order.

Changes in Control. In the event of specified changes in control of our Company, our Board of Directors may take any one or more actions as to outstanding equity awards, or as to a portion of any outstanding equity award under the 2007 Stock Incentive Plan, including:

•	providing that such awards will be assumed, or substantially equivalent awards substituted, by the acquiring or succeeding corporation or an affiliate thereof;

•	providing that all unexercised awards will terminate immediately prior to the consummation of such transaction unless exercised within a specified period of time;

•

providing that all or any outstanding awards will become vested or exercisable in full or in part or any reacquisition or repurchase rights held by us shall lapse in full or part at or immediately prior to such event; or

•

in the event of a consolidation, merger, combination, reorganization or similar transaction under the terms of which holders of our common stock will receive a cash payment per share surrendered in the transaction, making or providing for an equivalent cash payment in exchange for the termination of such equity awards.

In the event of a change in control in which the acquiring or succeeding corporation or an affiliate thereof assumes or substitutes for outstanding awards, if a participant’s service is terminated by us without cause or by the participant for good reason, in either case within 12 months after such change in control, then, with respect to equity awards that have been assumed or substituted, the equity awards will become fully vested and exercisable and any reacquisition or repurchase rights held by the acquiring or succeeding corporation or an affiliate thereof will lapse as of the date of termination of service.

2012 Equity Incentive Plan

Our Board of Directors and shareholders adopted the 2012 Equity Incentive Plan (the “2012 Equity Incentive Plan”), in May 2012. The 2012 Equity Incentive Plan became effective immediately upon the signing of the underwriting agreement for our initial public offering in January 2013, and therefore we had not made any grants under the 2012 Equity Incentive Plan as of December 31, 2012. The 2012 Equity Incentive Plan will terminate on May 24, 2022, unless sooner terminated by our Board of Directors.

Types of Awards. The 2012 Equity Incentive Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Code, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of equity compensation, which are referred to collectively as equity awards. The 2012 Equity Incentive Plan also provides for the grant of performance cash awards. Awards may be granted to employees, including officers, consultants and directors of our company and our affiliates. Only our employees and those of our affiliates are eligible to receive incentive stock options.

Authorized Shares. The maximum number of shares of our common stock that may be issued under our 2012 Equity Incentive Plan is initially 970,000 shares. This number will automatically increase on January 1 of each year, beginning on January 1, 2014 and continuing through January 1, 2022, by 3.5% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or by a lesser number of shares determined by our Board of Directors.

Maximum Number of Shares Issued through Incentive Stock Options. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2012 Equity Incentive Plan is 9,700,000 shares of common stock.

Section 162(m) Limits. No participant may be granted equity awards covering more than 727,500 shares of our common stock under the 2012 Equity Incentive Plan during any calendar year pursuant to stock options, stock appreciation rights and other equity awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant. Additionally, no participant may be granted in a calendar year a performance stock award covering more than 727,500 shares of our common stock or a performance cash award having a maximum value in excess of $2,000,000 under the 2012 Equity Incentive Plan. Such limitations are designed to help assure that any deductions to which we would otherwise be entitled with respect to such awards will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code.

Reversion of Shares. If an equity award granted under the 2012 Equity Incentive Plan expires or otherwise terminates without being exercised in full, or is settled in cash, the expiration, termination or settlement will not reduce or otherwise offset the number of shares of our common stock available for issuance under the 2012 Equity Incentive Plan. In addition, the following types of shares may become available for the grant of new equity awards under the 2012 Equity Incentive Plan:

•	shares that are forfeited to or repurchased by us prior to becoming fully vested;

•	shares reacquired by us in satisfaction of tax withholding obligations on an equity award; and

•	shares reacquired by us as consideration for the exercise or purchase price of an equity award.

Shares issued under the 2012 Equity Incentive Plan may be previously unissued shares or reacquired shares bought on the open market.

Administration. Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the 2012 Equity Incentive Plan. Our Board of Directors has delegated its authority to administer the 2012 Equity Incentive Plan to our Compensation Committee under the terms of the Compensation Committee’s charter. Our Board of Directors may also delegate to one or more of our officers the authority to (a) designate employees other than officers to receive equity awards, and (b) determine the number of shares of our common stock to be subject to such equity awards. Subject to the terms of the 2012 Equity Incentive Plan, our Board of Directors or an authorized committee, referred to as the plan administrator, determines recipients, dates of grant, the numbers and types of awards to be granted, and the terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the plan administrator will also determine the exercise price of options, the consideration to be paid for restricted stock awards, the strike price of stock appreciation rights and the types of consideration to be paid for equity awards.

The plan administrator has the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new equity awards, cash or other consideration, or take any other action that is treated as a repricing under U.S. generally accepted accounting principles (“GAAP”), with the consent of any adversely affected participant.

Stock Options. Incentive and nonstatutory stock options are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2012 Equity Incentive Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2012 Equity Incentive Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the 2012 Equity Incentive Plan, up to a maximum of 10 years, except in the case of some incentive stock options, as described below. Unless the terms of an optionee’s stock option agreement provide otherwise, if an optionee’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death, cause or at any time after the optionee’s retirement, the optionee may generally exercise the vested portion of any option for a period of three months following the cessation of service. Under our director compensation policy that became effective upon the completion of our initial public offering, non-employee directors are entitled to exercise the vested portion of any option during the ordinary term of the option. The option term may be extended following such a termination in the event that exercise of the option is prohibited by applicable securities laws or the sale of our common stock received upon exercise is prohibited by our insider trading policy. If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death or an optionee dies within a specified period following cessation of service, the optionee or a beneficiary generally may exercise the vested portion of any option for a period of 12 months in the event of disability and 18 months in the event of death. If an optionee’s service relationship with us terminates for any reason, excluding a termination for cause, at any time after the participant’s retirement date, the optionee generally may exercise the vested portion of any option for a period of 18 months following termination. In the event of a termination of an optionee’s services for cause, options generally terminate immediately upon the occurrence of the event giving rise to our right to terminate the optionee for cause. In no event, however, may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include cash or check, a broker-assisted cashless exercise, the tender of common stock previously owned by the optionee, a net exercise of the option if the option is a nonstatutory stock option, and other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order or official marital settlement agreement. An optionee may designate a beneficiary, however, who may exercise the option following the optionee’s death.

Tax Limitations on Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit or otherwise do not comply with the rules governing incentive stock options will generally be treated as nonstatutory stock options. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the incentive stock option does not exceed five years from the date of grant.

Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for cash or check, past or future services rendered to us or our affiliates, or any other form of legal consideration. Shares of common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator.

Restricted Stock Unit Awards. A restricted stock unit is a promise by us to issue shares of our common stock, or to pay cash equal to the value of shares of our common stock, equivalent to the number of units covered by the award at the time of vesting of the units or thereafter. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock units granted under the 2012 Equity Incentive Plan vest at the rate specified in the restricted stock unit award agreement as determined by the plan administrator. The plan administrator will determine the consideration to be paid, if any, by the participant upon delivery for each share issued with respect to a restricted stock unit award, which may be paid in any form of legal consideration acceptable to the plan administrator. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect to shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock Appreciation Rights. A stock appreciation right entitles the participant to a payment equal in value to the appreciation in the value of the underlying shares of our common stock for a predetermined number of shares over a specified period of time. Stock appreciation rights are granted pursuant to stock appreciation rights agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (a) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (b) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2012 Equity Incentive Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the 2012 Equity Incentive Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation right agreement provides otherwise, if a participant’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death, cause or at any time after the optionee’s retirement, the participant may generally exercise the vested portion of any stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be extended following such a termination in the event that exercise of the stock appreciation right is prohibited by applicable securities laws or the sale of our common stock received upon exercise is prohibited by our insider trading policy. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death or a participant dies within a specified period following cessation of service, the participant or a beneficiary generally may exercise the vested portion of any stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. If a participant’s service relationship with us terminates for any reason, excluding a termination for cause, at any time after the participant’s retirement date, the participant generally may exercise the vested portion of any stock appreciation right for a period of 18 months following termination. In the event of a termination of a participant’s services for cause, stock appreciation rights generally terminate immediately upon the event giving rise to our right to terminate the participant for cause. In no event, however, may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards. The 2012 Equity Incentive Plan permits the grant of performance-based stock and cash awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code. To help assure that the compensation attributable to performance-based awards will so qualify, our Compensation Committee can structure such awards so that the stock or cash will be issued or paid pursuant to such award only following the achievement of certain pre-established performance goals during a designated performance period.

Our Compensation Committee may establish performance goals by selecting from one or more of the following performance criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) total shareholder return; (9) return on equity or average shareholder’s equity; (10) return on assets, investment, or capital employed; (11) stock price; (12) margin (including gross margin); (13) income (before or after taxes); (14) operating income; (15) operating income after taxes; (16) pre-tax profit; (17) operating cash flow; (18) sales or revenue targets; (19) increases in revenue or product revenue; (20) expenses and cost reduction goals; (21) improvement in or attainment of working capital levels; (22) economic value added (or an equivalent metric); (23) market share; (24) cash flow; (25) cash flow per share; (26) share price performance; (27) debt reduction; (28) implementation or completion of projects or processes; (29) shareholders’ equity; (30) capital expenditures; (31) debt levels; (32) operating profit or net operating profit; (33) workforce diversity; (34) growth of net income or operating income; (35) billings; (36) bookings; (37) employee retention; (38) commercial introduction or launch of new in vitro diagnostic technology platforms; (39) placement, lease, license or sale of the Vantera clinical analyzer or other new technology platforms; (40) launch of new product assays or in vitro diagnostic tests; (41) execution of strategic partnership or collaboration agreements; (42) execution of strategic licensing agreements; (43) U.S. Food and Drug Administration clearance of product, assay or new technology applications; (44) the granting or filing of new intellectual property applications, including but not limited to patents and trademarks; (45) an increase in the number of “covered lives” by managed care or other payor groups; (46) improved operational process efficiencies; (47) operational process cost reductions; (48) Six Sigma project achievements; (49) satisfactory regulatory audits and inspection outcomes; (50) efficient deployment of resources (including but not limited to cash); (51) measures of employee engagement; (52) measures of third-party customer satisfaction; and (53) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by our Board of Directors or our Compensation Committee.

Our Compensation Committee may establish performance goals on a Company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless otherwise specified in the award agreement at the time the award is granted or in such other document setting forth the performance goals at the time the goals are established, our Compensation Committee will appropriately make adjustments in the method of calculating the attainment of the performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to GAAP; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under GAAP; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under GAAP; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under GAAP and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, our Compensation Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the goals. The performance goals may differ from participant to participant and from award to award.

Other Equity Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the award and all other terms and conditions of such awards.

Adjustment Provisions. Transactions not involving our receipt of consideration, such as mergers, consolidations, reorganizations, stock dividends, or stock splits, may change the type, class and number of shares of our common stock subject to the 2012 Equity Incentive Plan and outstanding equity awards. In that event, the 2012 Equity Incentive Plan will be appropriately adjusted as to the type, class and the maximum number of shares of our common stock subject to the 2012 Equity Incentive Plan, and outstanding equity awards will be adjusted as to the type, class, number of shares and price per share of common stock subject to such equity awards.

Corporate Transactions. In the event of specified significant corporate transactions, including a consolidation, merger or similar transaction involving our company or the sale, lease or other disposition of all or substantially all of our assets, or a sale or disposition of at least 50% of the outstanding capital stock of our Company, then our Board of Directors, or the board of directors of any corporation assuming our obligations, may take any one or more actions as to outstanding equity awards, or as to a portion of any outstanding equity award under the 2012 Equity Incentive Plan, including:

•	arrange for the assumption, continuation or substitution of an equity award by the surviving or acquiring entity or parent company;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

•	accelerate the vesting, in whole or in part, of the equity award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase right held by us;

•	cancel or arrange for the cancellation of the equity award in exchange for such cash consideration, if any, as our Board of Directors may deem appropriate; or

•

make a payment equal to the excess of (1) the value of the property the participant would have received upon exercise of the equity award over (2) the exercise price otherwise payable in connection with the equity award.

Change in Control. In the event of a change in control of our Company in which the acquiring or succeeding corporation or an affiliate thereof assumes or substitutes for outstanding awards, if a participant’s service is terminated without cause other than for death or disability or by the participant for good reason, in either case within 12 months after such change in control, then, with respect to equity awards that have been assumed or substituted, the equity awards will become fully vested and exercisable and any reacquisition or repurchase rights held by the acquiring or succeeding corporation or an affiliate thereof will lapse as of the date of termination of service.

2012 Employee Stock Purchase Plan

Our Board of Directors and shareholders approved our 2012 Employee Stock Purchase Plan (the “2012 ESPP”), in May 2012. We have not granted any purchase rights under the 2012 ESPP to date.

The maximum number of shares of our common stock that may be issued under the 2012 ESPP is 242,500 shares. Additionally, the number of shares of our common stock reserved for issuance under the 2012 ESPP will automatically increase on January 1 of each year, beginning on January 1, 2014 and ending on and including January 1, 2022, by the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (ii) 436,500 shares of our common stock, or (iii) such lesser number of shares of common stock as determined by our Board of Directors. Shares subject to purchase rights granted under the 2012 ESPP that terminate without having been exercised in full will not reduce the number of shares available for issuance under the 2012 ESPP.

Our Board of Directors, or a duly authorized committee thereof, will administer the 2012 ESPP. Our Board of Directors has delegated its authority to administer the 2012 ESPP to our Compensation Committee under the terms of the Compensation Committee’s charter.

Employees, including executive officers, of ours or any of our designated affiliates may have to satisfy one or more of the following service requirements before participating in the 2012 ESPP, as determined by the administrator: (i) customary employment with us or one of our affiliates for more than 20 hours per week and more than five months per calendar year, or (ii) continuous employment with us or one of our affiliates for a minimum period of time, not to exceed two years, prior to the first date of an offering. An employee may not be granted rights to purchase stock under the 2012 ESPP if such employee (i) immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our common stock, or (ii) holds rights to purchase stock under the 2012 ESPP that would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year that the rights remain outstanding.

A component of the 2012 ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code and the provisions of this component will be construed in a manner that is consistent with the requirements of Section 423 of the Code. In addition, the 2012 ESPP authorizes the grant of options to purchase shares of our common stock that do not meet the requirements of Section 423 of the Code because of deviations necessary to permit participation in the 2012 ESPP by employees who are foreign nationals or employed outside of the United States while complying with applicable foreign laws. Any such options must be granted pursuant to rules, procedures or subplans adopted by our Board designed to achieve these objectives for eligible employees and our Company. The administrator may specify offerings with a duration of not more than 27 months, and may specify one or more shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for the employees who are participating in the offering. The administrator, in its discretion, will determine the terms of offerings under the 2012 ESPP.

The 2012 ESPP permits participants to purchase shares of our common stock through payroll deductions up to 15% of their earnings. Unless otherwise determined by the administrator, the purchase price of the shares will be 85% of the lower of the fair market value of our common stock on the first day of an offering or on the date of purchase. Participants may end their participation at any time during an offering and will be paid their accrued contributions that have not yet been used to purchase shares. Participation ends automatically upon termination of employment with us.

A participant may not transfer purchase rights under the 2012 ESPP other than by will, the laws of descent and distribution or as otherwise provided under the 2012 ESPP.

In the event of a specified corporate transaction, such as a merger or change in control of the Company, a successor corporation may assume, continue or substitute each outstanding purchase right. If the successor corporation does not assume, continue or substitute for the outstanding purchase rights, the offering in progress will be shortened and a new exercise date will be set. The participants’ purchase rights will be exercised on the new exercise date and such purchase rights will terminate immediately thereafter.

Our Board of Directors has the authority to amend, suspend or terminate the 2012 ESPP, at any time and for any reason. The 2012 ESPP will remain in effect until terminated by our Board of Directors in accordance with the terms of the 2012 ESPP.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012

The following table summarizes the number of securities underlying outstanding stock options for each named executive officer as of December 31, 2012. All of these options were granted under our 2007 Stock Incentive Plan. Our named executive officers did not hold any restricted stock or other stock awards at the end of 2012.

	Option Awards
	Number of Securities Underlying Unexercised Options (#)
Name	Exercisable	Unexercisable		Option Exercise Price ($)	Option Expiration Date
Richard O. Brajer	46,438	—		2.50	7/15/2013
	5,105	—		3.88	2/15/2017
	72,495	—		3.88	2/15/2017
	85,437	—		3.88	2/15/2017
	13,245	—		2.45	4/29/2018
	875	—		2.50	2/6/2019
	40,083	—		2.50	2/6/2019
	17,765	—		5.63	1/15/2020
	54,985	—		5.63	1/15/2020
Lucy G. Martindale	8,730	—		2.50	2/4/2014
	7,275	—		2.50	2/4/2014
	2,000	—		2.50	5/5/2015
	4	—		3.88	2/15/2017
	23,227	—		3.88	2/15/2017
	7,541	—		2.45	4/29/2018
	22,940	—		2.50	2/6/2019
	7,275	—		6.89	4/8/2021
Timothy J. Fischer	16,369	12,731	(1)	5.63	10/8/2020
	5,457	4,243	(2)	6.89	4/8/2021
	45,013	35,012	(3)	11.44	5/18/2022
	14,514	11,288	(4)	11.44	8/2/2022
Thomas S. Clement	16,672	19,703	(5)	6.89	4/8/2021
	4,446	5,254	(6)	9.83	8/1/2021
	8,892	10,508	(7)	11.11	8/7/2022
Robert M. Honigberg, M.D.	8,488	20,612	(8)	9.01	11/18/2021
	2,830	6,870	(9)	11.44	8/2/2022

(1)	This option was granted on October 8, 2010 with a vesting commencement date of September 7, 2010. The unvested portion will vest in 21 equal monthly installments through September 30, 2014.

(2)	This option was granted on April 8, 2011 with a vesting commencement date of September 7, 2010. The unvested portion will vest in 21 equal monthly installments through September 30, 2014.
(3)	This option was granted on May 18, 2012 with a vesting commencement date of September 7, 2010. The unvested portion will vest in 21 equal monthly installments through September 30, 2014.

(4)	This option was granted on May 18, 2012 with a vesting commencement date of September 7, 2010. The unvested portion will vest in 21 equal monthly installments through September 30, 2014.

(5)	This option was granted on April 8, 2011 with a vesting commencement date of February 7, 2011. The unvested portion will vest in 26 equal monthly installments through February 28, 2015.

(6)	This option was granted on August 1, 2011 with a vesting commencement date of February 7, 2011. The unvested portion will vest in 26 equal monthly installments through February 28, 2015.

(7)	This option was granted on August 7, 2012 with a vesting commencement date of February 7, 2011. The unvested portion will vest in 26 equal monthly installments through February 28, 2015.

(8)	This option was granted on November 18, 2011 with a vesting commencement date of October 3, 2011. The unvested portion will vest in 34 equal monthly installments through October 31, 2015.

(9)	This option was granted on August 2, 2012 with a vesting commencement date of October 3, 2011. The unvested portion will vest in 34 equal monthly installments through October 31, 2015.

OPTION EXERCISES AND STOCK VESTED

The following table shows information regarding options that were exercised by our named executive officers during the year ended December 31, 2012. Our named executive officers did not have any stock awards that vested in 2012.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)

Richard O. Brajer	233,648	2,408,750
Lucy G. Martindale	43,650	450,000

(1)	In December 2012, our Board of Directors approved the net exercise of some of the stock options held by Mr. Brajer and Ms. Martindale that were scheduled to expire during 2013. Mr. Brajer net exercised options originally exercisable for an aggregate of 233,648 shares with an exercise price of $2.50 per share. Upon the net exercise, we withheld 118,701 shares in satisfaction of the exercise price and required tax withholding obligations, and we issued to Mr. Brajer the remaining 114,947 shares. Ms. Martindale net exercised options originally exercisable for 43,650 shares with an exercise price of $2.50 per share. Upon the net exercise, we withheld 19,910 shares in satisfaction of the exercise price and required tax withholding obligations, and we issued to Ms. Martindale the remaining 23,740 shares.

(2)	The aggregate dollar amount realized upon the exercise of the option represents the amount by which the aggregate assumed fair value of the shares of our common stock on the date of exercise, as calculated using a per-share value of $12.81, exceeds the aggregate exercise price of the option, as calculated using a per-share exercise price of $2.50.

PENSION BENEFITS

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during 2012.

NONQUALIFIED DEFERRED COMPENSATION

Our named executive officers did not earn any nonqualified deferred compensation benefits from us during 2012.

EMPLOYMENT AGREEMENTS

Our Compensation Committee approved amended and restated employment agreements with each of our named executive officers that became effective in March 2013. These employment agreements have no specific term and constitute at-will employment. Each agreement provides the named executive officer’s base salary, target bonus percentage and eligibility to participate in our standard benefit plans and our Executive Severance Benefit Plan described below.

Richard O. Brajer

Mr. Brajer’s current annual base salary is $472,000 and his annual target bonus opportunity is 55% of his base salary. Mr. Brajer is eligible to participate in employee benefit plans established by us. In addition, Mr. Brajer is eligible to participate in our Severance Benefit Plan, described below, at the level of benefits provided to our Chief Executive Officer. Nothing in the employment agreement modifies the vesting or other terms of Mr. Brajer’s existing equity awards.

Lucy G. Martindale

Ms. Martindale’s current annual base salary is $318,000 and her annual target bonus opportunity is 40% of her base salary. Ms. Martindale is eligible to participate in employee benefit plans established by us. In addition, Ms. Martindale is eligible to participate in our Severance Benefit Plan, described below, at the level of benefits provided to our Executive Officers, as that term is defined in the Severance Benefit Plan. Nothing in the employment agreement modifies the vesting or other terms of Ms. Martindale’s existing equity awards.

Thomas S. Clement

Mr. Clement’s current annual base salary is $288,000 and his annual target bonus opportunity is 36% of his base salary. Mr. Clement is eligible to participate in employee benefit plans established by us. In addition, Mr. Clement is eligible to participate in our Severance Benefit Plan, described below, at the level of benefits provided to our Vice Presidents, as that term is defined in the Severance Benefit Plan. Nothing in the employment agreement modifies the vesting or other terms of Mr. Clement’s existing equity awards.

Timothy J. Fischer

Mr. Fischer’s current annual base salary is $359,000 and his annual target bonus opportunity is 45% of his base salary. Mr. Fischer is eligible to participate in employee benefit plans established by us. In addition, Mr. Fischer is eligible to participate in our Severance Benefit Plan, described below, at the level of benefits provided to our Executive Officers, as that term is defined in the Severance Benefit Plan. Nothing in the employment agreement modifies the vesting or other terms of Mr. Fischer’s existing equity awards.

Robert M. Honigberg, M.D.

Dr. Honigberg’s current annual base salary is $289,500 and his annual target bonus opportunity is 36% of his base salary. Dr. Honigberg is eligible to participate in employee benefit plans established by us. In addition, Dr. Honigberg is eligible to participate in our Severance Benefit Plan, described below, at the level of benefits provided to our Vice Presidents, as that term is defined in the Severance Benefit Plan. Nothing in the employment agreement modifies the vesting or other terms of Dr. Honigberg’s existing equity awards.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT AND IN CONNECTION WITH CHANGE OF CONTROL ARRANGEMENTS

We believe that reasonable severance benefits for our named executive officers are important because it may be difficult for them to find comparable employment within a short period of time. We also believe that it is important to protect our named executive officers in the event of a change of control transaction involving the Company, as a result of which such officers might have their employment terminated. In addition, we believe that the interests of management should be aligned with those of our shareholders as much as possible, and we believe that providing protection upon a change of control is an appropriate counter to any disincentive such officers might otherwise perceive in regard to transactions that may be in the best interest of our shareholders. As a result of these considerations by our Compensation Committee, we have adopted an Executive Severance Benefit Plan and a Retention Bonus Plan. These plans, described below, provide for benefits to be paid if the executives are terminated under specified conditions or in connection with a change in control of the Company.

Executive Severance Benefit Plan

Our Board of Directors approved an Executive Severance Benefit Plan (the “Severance Benefit Plan”), in May 2012. Each of our executives at the level of Vice President or above who is an officer as defined under Section 16 of the Exchange Act, and who has received and returned a signed participation notice, including each of our named executive officers, is eligible to participate in the Severance Benefit Plan.

Any eligible participant who experiences an involuntary termination without cause at any time or resigns for good reason, in each case as defined in the Severance Benefit Plan, upon or within 12 months following a change in control will receive continued payments of his or her base salary during the applicable severance period, plus Company-paid health insurance coverage for the length of the applicable severance period. The applicable severance period is determined as follows:

•

For the Chief Executive Officer, the severance period is 15 months for an involuntary termination without cause other than upon or within 12 months following a change in control, and 24 months for an involuntary termination without cause or a resignation for good reason, in either case upon or within 12 months following a change in control.

•

For the Chief Financial Officer, Chief Operating Officer, Chief Scientific Officer or General Counsel, who are collectively referred to as the Executive Officers under the Severance Benefit Plan, the severance period is 12 months for an involuntary termination without cause other than upon or within 12 months following a change in control, and 15 months for an involuntary termination without cause or a resignation for good reason, in either case upon or within 12 months following a change in control.

•

For all other participants, who are collectively referred to as the Vice Presidents under the Severance Benefit Plan, the severance period is nine months for an involuntary termination without cause other than upon or within 12 months following a change in control, and 15 months for an involuntary termination without cause or a resignation for good reason, in either case upon or within 12 months following a change in control.

In addition, if a participant remains employed by us or any successor entity for six months after the closing of a change in control, he or she will become fully vested in any then-outstanding equity awards on that date. If a participant is terminated without cause or resigns for good reason upon or within six months following a change in control, he or she will become fully vested in any then-outstanding equity awards on the date of the participant’s separation from service.

To be eligible to receive any benefits under the Severance Benefit Plan that are triggered by a participant’s termination, a participant must executive a general waiver and release. The payments and benefits under the Severance Benefit Plan are subject to a “best-after-tax” provision in the case that any payment or benefit a participant would receive from us or otherwise would trigger excise tax penalties and loss of deductibility under Sections 280G and 4999 of the Code. If a participant is entitled to receive other severance benefits or payments in another agreement with us, he or she will not receive duplicate benefits.

If the employment of each of the named executive officers had been terminated without cause as of December 31, 2012 in connection with a change of control, the estimated maximum payments that each would have received under the Severance Benefit Plan, as well as acceleration of stock option vesting under our 2007 Stock Incentive Plan, are set forth in the table below. If the employment of each of the named executive officers had been terminated without cause as of December 31, 2012, but not in connection with a change of control, the estimated maximum payments that each would have received under the severance benefit plan are also set forth in the table below.

	Change of Control				No Change of Control
Name	Salary ($)	Healthcare Benefits ($)	Acceleration of Stock Options ($)(1)	Total ($)	Salary ($)	Healthcare Benefits ($)	Total ($)
Richard O. Brajer	888,000	41,226	—	929,226	555,000	25,766	580,766
Lucy G. Martindale	368,750	9,517	—	378,267	295,000	7,614	302,614
Thomas S. Clement	360,000	17,191	41,573	418,764	216,000	10,315	226,315
Timothy J. Fischer	397,500	25,339	51,856	474,695	318,000	20,271	338,271
Robert M. Honigberg, M.D.	351,250	25,766	—	377,016	210,750	15,460	226,210

(1)	Based on the initial public offering price of our common stock in January 2013 of $9.00 per share.

DIRECTOR COMPENSATION

Pre-IPO Director Compensation Plan

Under our director compensation plan in effect prior to our initial public offering in January 2013, each eligible director received an annual cash retainer of $20,000, plus, in the case of the Chairman of the Board, an additional $10,000 annually. The annual retainer was payable in quarterly installments immediately preceding each calendar quarter. In addition, eligible directors received an option to purchase 19,400 shares of our common stock upon their initial election or appointment to the Board of Directors and an additional option to purchase 9,700 shares of our common stock, or 14,550 shares in the case of the Chairman of the Board, annually thereafter. Options granted upon initial appointment and in connection with annual grants to continuing directors had an exercise price per share equal to the fair market value of our common stock as of the date of grant. Subject to the director’s continued service, the initial option grants vested in two equal annual installments following the date of grant, while subsequent annual option grants vested in equal monthly installments over 12 months from the date of grant.

In addition to their director grants, the Chairs of the Audit and Compensation Committees were eligible to receive an option to purchase 1,697 shares of our common stock upon their initial election or appointment to the chairmanship and an additional option to purchase 1,697 shares of our common stock annually thereafter. These options had an exercise price per share equal to the fair market value of our common stock as of the date of grant. Subject to the director’s continued service as the Chair of the respective committee, each committee Chair’s option grant vested in equal monthly installments over 12 months from the date of grant. Upon an occurrence of a change of control of the Company, as defined in the director compensation plan, all options granted and outstanding would become fully vested and exercisable.

Post–IPO Director Compensation Policy

In anticipation of our initial public offering and the increased responsibilities of our directors as directors of a public company, we adopted a new director compensation policy in May 2012 that went into effect upon the completion of our initial public offering in January 2013. Under this policy, each non-employee director will receive an annual retainer of $35,000 for serving on the Board. The Chairman of the Board will receive an additional annual retainer of $10,000, the Chair of each of the Audit and Compensation Committees will receive an additional annual retainer of $7,500 and the Chair of the Nominating and Corporate Governance Committee will receive an additional annual retainer of $3,750. Cash retainers will be paid quarterly at the beginning of each calendar quarter.

In addition to cash fees, each non-employee director will receive an annual equity award having a value, as of the date of grant, equal to $30,000, and the Chairman of the Board will receive an additional annual equity award having a value of $13,000 as of the date of grant. If a non-employee director joins our Board other than at an Annual Meeting of Shareholders, the annual equity award would be reduced on a pro rata basis for each month prior to the date of grant that has passed since the last Annual Meeting. Annual equity awards will vest in four equal quarterly installments over the one-year period after the date of grant, subject to the director’s continuous service through each vesting date.

In addition to annual equity awards, any non-employee director who joins our Board will receive an initial equity award upon his or her election or appointment with a value equal to $55,000 as of the date of grant. Initial equity awards will vest in two equal installments on the first and second anniversaries of the date of grant.

Each annual equity award and initial equity award will have a maximum term of 10 years and will be granted so that 75% of the value attributable to the award will be made in the form of nonstatutory stock options and 25% of the value will be made in the form of restricted stock units. For any non-employee director serving at the time of a change in control of the Company, all then-outstanding and unvested compensatory equity awards granted under the non-employee director compensation policy would become fully vested and exercisable, if applicable, immediately prior to the change in control.

For stock options granted under the policy, upon the termination of a non-employee director’s continuous service for any reason other than cause, the director will have a post-termination exercise period equal to the ordinary term of the stock option, subject to earlier termination in connection with a corporate transaction or a distribution or liquidation event, as described in our 2012 Equity Incentive Plan.

2012 Director Compensation Table

The following table sets forth information regarding the compensation earned for service on our Board of Directors during the year ended December 31, 2012 by our directors who were not also our employees. Richard O. Brajer, our President and Chief Executive Officer, is also a director but does not receive any additional compensation for his services as a director. Mr. Brajer’s compensation as an executive officer is set forth below above “Executive Compensation—2012 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2)	Total ($)
Buzz Benson	—	—	—
Charles A. Sanders, M.D.	20,000	45,008	65,008
Robert J. Greczyn, Jr.	20,000	59,652	79,652
Christopher W. Kersey, M.D.	—	—	—
John H. Landon	20,000	51,313	71,313
Daniel J. Levangie	20,000	51,313	71,313
Woodrow A. Myers, Jr., M.D.	20,000	50,828	70,828
Roderick A. Young	—	—	—

(1)	This column reflects the full grant date fair value for options granted during the year that we will record under ASC 718 as stock-based compensation in our financial statements. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the director will perform the requisite service for the award to vest in full. The assumptions we used in valuing options are described in note 11 to our Annual Report on Form 10-K for the year ended December 31, 2012.
(2)	The table below shows the aggregate number of option awards outstanding for each of our non-employee directors as of December 31, 2012:

Name	Total ($)
Charles A. Sanders, M.D.	169,627
Robert J. Greczyn, Jr.	30,797
John H. Landon	72,991
Daniel J. Levangie	38,800
Woodrow A. Myers, Jr., M.D.	29,100

Indemnification Agreements

We have entered into indemnification agreements with our directors that provide, among other things, that we will indemnify such director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director of LipoScience, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

TRANSACTIONS WITH RELATED PARTIES

RELATED-PARTIES TRANSACTIONS POLICY AND PROCEDURES

Prior to our initial public offering in January 2013, we did not have a formal policy regarding approval of transactions with related parties. In connection with the offering, we adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. The policy became effective immediately upon the execution of the underwriting agreement for the initial public offering. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involves exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related party transaction, including any transaction that was not a related party transaction when originally consummated or any transaction that was not initially identified as a related party transaction prior to consummation, our management must present information regarding the related party transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate after taking into account possible recusals by Audit Committee members, then to another independent body of our Board of Directors, for review, consideration and approval or ratification.

The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related parties, the benefits to the Company of the transaction, whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally, and whether any alternative transactions were available. To identify related-party transactions in advance, we rely on information supplied by our executive officers, directors and significant shareholders. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related party transactions, our Audit Committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related party is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related party transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

CERTAIN RELATED-PARTY TRANSACTIONS

The following is a summary of transactions since January 1, 2012 in which we have participated in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock or any members of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”

Participation in Initial Public Offering

Some of the holders of more than five percent of our capital stock at the time of our initial public offering purchased an aggregate of 446,334 shares of our common stock in that offering at the initial public offering price.

Agreements with Agilent Technologies Inc.

We currently purchase the magnet, probe and console incorporated in our Vantera system from Agilent Technologies, and in July 2012 we entered into a supply agreement with Agilent pursuant to which we have agreed to exclusively purchase those components from them. Prior to our initial public offering, Agilent held over five percent of our outstanding common stock, determined on an as-converted to common stock basis. During the year ended December 31, 2012, we made aggregate payments to Agilent under this purchase arrangement of $2.4 million.

All of these transactions were entered into prior to the adoption of the written policy described above, but all were approved by our Board of Directors considering similar factors to those set forth under the new policy.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are LipoScience shareholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or LipoScience. Direct your written request to LipoScience’s Secretary at 2500 Sumner Boulevard, Raleigh, NC 27616 or contact Annie C.W. Poulos at 919-256-1245. Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Ashok David Marin

General Counsel and Secretary

April 29, 2013

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2012 is available without charge upon written request to: Secretary, LipoScience, Inc., 2500 Sumner Boulevard, Raleigh, NC 27616.

LIPOSCIENCE

IMPORTANT ANNUAL MEETING INFORMATION 000004

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DESIGNATION (IF ANY)

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Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 11, 2013.

Vote by Internet

Go to www.envisionreports.com/lpdx

Or scan the OR code with your smartphone

Follow the steps outlined on the secure website

Vote by telephone Call toll free 1-800652-VOTE (8683) within the USA. US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message

Using a black ink pen. mark your voles with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION. DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors: For Withhold For Withhold

01—Jeffrey T. Barber 02—Roderick A. Young

2. To ratify the selection of Ernst Young LLP to serve as the independent registered public accounting firm for LipoScience, Inc. for the fiscal year ending December 31, 2013.

For Against Abstain

B Non-Voting Items

Change of Address — Please print your new address below

Comments — Please print your comments below

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon, Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box.

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2013 Annual Meeting

2013 Annual Meeting of

LipoScience, Inc. Shareholders

June 12, 2013,10:00 a.m. Local Time

The Company’s Headquarters

2500 Sumner Boulevard, Raleigh, North Carolina

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

LIPOSCIENCE

Proxy — LipoScience, Inc.

Notice of 2013 Annual Meeting of Shareholders

2500 Sumner Boulevard, Raleigh, North Carolina

Proxy Solicited by Board of Directors for Annual Meeting — June 12, 2013

Lucy G. Martindale and Richard O. Brajer, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of LipoScience, Inc to be held on June 12, 2013 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)